SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                Current Report
                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): April 1, 2003 (March 31, 2003)


                             M & F Worldwide Corp.
                             ---------------------
            (Exact name of Registrant as specified in its charter)

       Delaware                          001-13780             02-0423416
--------------------------------------------------------------------------------
(State or other jurisdiction   (Commission File Number)      (IRS Employer
 of incorporation)                                           Identification No.)


35 East 62nd Street
New York, New York                                                    10021
--------------------------------------------------------------------------------
(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code:       (212) 572-8600
                                                   -----------------------------

                                      N/A
--------------------------------------------------------------------------------
        (Former name or former address, if changed since last report.)

Item 7.        Financial Statements, Pro Forma Financial Information and
               Exhibits.

        (c)    Exhibits.

               The following Exhibits are filed as part of this report:

               Exhibit 99.1  Press Release, dated March 31, 2003

Item 12.       Results of Operations and Financial Condition.

        The following disclosure is being furnished pursuant to Item 12 of this Form 8-K:

        On March 31, 2003, M & F Worldwide Corp. issued a press release announcing its results for the fourth quarter and year ended December 31, 2002. A copy of the press release is attached to this report as Exhibit 99.1 and is being furnished pursuant to Item 12 of this Form 8-K.

                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      M & F WORLDWIDE CORP.



Date:  April 1, 2003                  By: /s/ Barry F. Schwartz, Esq.
                                          --------------------------------
                                          Name: Barry F. Schwartz, Esq.
                                          Title:   Executive Vice President and
                                                   General Counsel

                                 EXHIBIT INDEX

  Exhibit No.    Document
  -----------    --------


     99.1        Press Release, dated March 31, 2003




                                                                  EXHIBIT 99.1

FOR IMMEDIATE RELEASE
---------------------
                                                         Contact:  Tony Shaffer
                                                                 (212) 484-7469

                          M & F WORLDWIDE CORPORATION
                       REPORTS INCOME FOR 2002 FOURTH QUARTER AND YEAR

New York, NY - March 31, 2003 - M & F Worldwide Corp. (NYSE: MFW), today reported results for the fourth quarter and year ended December 31, 2002.

As previously announced, the Company completed the disposition of Panavision on December 3, 2002 and accordingly, Panavision's operating results for 2002 and 2001 have been reported as discontinued operations.

Revenues for the fourth quarter were $23.2 million as compared to $23.6 million in the prior year quarter. The Company's revenues were lower in the 2002 quarter as compared to the 2001 quarter primarily due to lower shipping volume. Net income from continuing operations was $4.6 million or $0.19 per share in the 2002 quarter and $2.6 million or $0.10 per share in the 2001 quarter. The Company recorded income from discontinued operations of $15.9 million or $0.66 per share in the 2002 quarter and a loss of $(1.1) million or $(0.04) per share in the 2001 quarter. Income from discontinued operations in the 2002 quarter includes $17.6 million related to the gain on the disposition of Panavision. Net income available to shareholders in the 2002 quarter was $20.5 million as compared to $1.4 million in the 2001 quarter. Basic and diluted undistributed earnings per share were $0.85 in the 2002 quarter and $0.06 in the 2001 quarter.

Revenues for year ended December 31, 2002 were $96.9 million as compared to $98.4 million in the 2001 period. The decrease of $1.5 million was primarily due to lower shipment volume to the Company's confectionery and botanical customers. Net income from continuing operations before extraordinary loss for the year ended December 31, 2002 was $18.6 million or $0.71 per share and $18.6 million or $0.75 per share in 2001. Included in the 2001 year was a gain on pension reversion, net of excise and income taxes, of $3.5 million. The Company recorded $5.5 million or $0.21 per share of income from discontinued operations in 2002 and a loss of $(12.3) million or $(0.50) per share on discontinued operations in 2001. Income from discontinued operations in 2002 includes $17.6 million related to the gain on the disposition of Panavision. Net income available to shareholders was $23.8 million in the year ended December 31, 2002 as compared to $5.9 million in 2001. Basic and diluted earnings per common share for the year ended December 31, 2002 was $0.92 as compared to $0.24 in 2001.

On January 1, 2002, the Company adopted Statements of Financial Accounting Standards No. 142 ("SFAS No. 142"), Goodwill and Intangible Assets. Accordingly, amortization of goodwill and indefinite lived tangible assets related to business acquisitions was discontinued on January 1, 2002. If this pronouncement had been adopted as of January 1, 2001, net income from continuing operations before extraordinary loss for the year ended December 31, 2001 would have been $22.0 million and basic and diluted undistributed earnings per share from continuing operations before extraordinary loss would have been $0.90 per share.

Even though the Company has reported its results on a fully taxed basis, it has tax loss carryforwards available at December 31, 2002, which may be utilized to offset federal income taxes payable in the future.

The Company's Chief Executive Officer and Chief Financial Officer have provided the certifications required by the terms of the Sarbanes-Oxley Act of 2002.

M & F Worldwide is the world's largest producer of licorice extract.

This press release contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ materially from those discussed in such forward-looking statements. In addition to factors described in the Company's Securities and Exchange Commission filings and others, the following factors could cause the Company's actual results to differ materially from those expressed in any forward-looking statements made by the
Company: (a) economic, climatic or political conditions in countries in which the Company sources licorice root; (b) economic, climatic or political conditions that have an impact on the worldwide tobacco industry or on the consumption of tobacco products in which licorice flavorings are used; (c) additional government regulation of tobacco products, tobacco industry litigation or enactment of new or increased taxes on cigarettes or other tobacco products, to the extent any of the foregoing curtail growth in or actually reduce consumption of tobacco products in which licorice flavorings are used; (d) the failure of third parties to make full and timely payment to the Company for environmental, asbestos, tax and other matters for which the Company is entitled to indemnification; (e) any inability to obtain indemnification for any significant group of asbestos-related claims pending against the Company; (f) lower than expected cash flow from operations; (g) significant increases in interest rates; and (h) unfavorable foreign currency fluctuations. The Company assumes no responsibility to update the forward-looking statements contained in this release.

                              - table to follow -


                                                                            Three Months Ended              Year Ended
                                                                         -----------------------     --------------------
                                                                               December 31,               December 31,
                                                                           2002           2001          2002      2001
                                                                         --------      --------      ---------  --------

 Net revenues                                                             $   23.2     $   23.6     $   96.9     $   98.4
 Cost of revenues                                                             10.8         12.2         47.3         51.6
                                                                          --------     --------     --------     ---------

 Gross profit                                                                 12.4         11.4         49.6         46.8

 Selling, general and administrative expenses                                  3.6          5.7         14.5         15.6
 Gain on pension reversion                                                     -           (0.8)         -          (11.1)
                                                                          --------     ---------    ---------    ---------

 Operating income                                                              8.8          6.5         35.1         42.3

 Interest expense, net                                                        (0.8)        (1.3)        (3.8)        (4.2)
 Foreign exchange (loss) gain                                                 (0.2)         0.1         (0.4)         -
 Other loss, net                                                               -           (0.6)        (0.1)        (0.6)
                                                                          ---------    ----------   ---------    ----------
 Income from continuing operations before income taxes and
   extraordinary loss                                                          7.8          4.7         30.8         37.5
 Provision for income taxes                                                   (3.2)        (2.1)       (12.2)       (18.9)
                                                                          ---------    ---------    ---------    ----------
 Net income from continuing operations before extraordinary loss
 Discontinued operations                                                       4.6          2.6         18.6         18.6
   Gain (loss) from operations of discontinued business, net of taxes
   (including gain on disposal of $17.6 in 2002)                              15.9         (1.1)         5.5        (12.3)
                                                                          ---------    ---------    ---------    ----------

 Net income before extraordinary item                                         20.5          1.5         24.1          6.3
 Extraordinary loss, net of taxes                                              -            -            -            0.2
                                                                          --------     ---------    ---------    ----------
 Net income                                                                   20.5          1.5         24.1          6.1
 Preferred stock dividends                                                     -           (0.1)        (0.3)        (0.2)
                                                                          ---------    ---------    ---------    ----------
 Net income available to shareholders                                     $   20.5     $    1.4     $   23.8     $    5.9
                                                                          =========    =========    ==========   ==========

Basic and diluted earnings per common share:
      Undistributed earnings from continuing operations                   $    0.19    $    0.10    $    0.71    $    0.75
      Undistributed earnings (loss) from discontinued operations               0.66        (0.04)        0.21        (0.50)
      Undistributed extraordinary loss                                         -            -            -           (0.01)
                                                                          ---------    ----------   ----------   ----------
        Total common stock                                                $    0.85    $    0.06    $    0.92    $    0.24
                                                                          =========    ==========   =========    ==========

Basic and diluted earnings per preferred share:
      Distributed earnings                                                   $ -          $ -       $    0.04    $    0.05
      Undistributed earnings from continuing operations                        0.19         0.10         0.71         0.75
      Undistributed earnings (loss) from discontinued operations               0.66        (0.04)        0.21        (0.50)
      Undistributed extraordinary loss                                         -            -            -           (0.01)
                                                                          ---------    ---------    ---------    ----------
        Total preferred stock                                             $    0.85    $    0.06    $    0.96    $    0.29
                                                                          ==========   =========    =========    ==========
